POWER OF ATTORNEY

       I hereby appoint Kathryn A. Lloyd, Jenny L. Lauth, Timothy S. Scott and

Joel Unruch and each of them individually, with full power of substitution and resubstitution, my true and lawful attorneys-in-fact to execute and file such documents and other information, including amendments and exhibits thereto, as may be required to be filed, or which any such attorney-in-fact may deem to be desirable to be filed,

pursuant to Section 13 and Section 16 of the Securities Exchange Act of 1934, as

amended, including, without limitation, Form ID and reports on Form 3, Form 4, and

Form 5, with the United States Securities and Exchange Commission and, if necessary,

such forms or similar reports required by foreign regulators, granting to such attorneys,

and each of them, full power and authority to do and perform each and every act and thing whatsoever that such attorney or attorneys may deem necessary, advisable or appropriate as I might or could do personally, hereby ratifying and confirming all acts and things that such attorney or attorneys may do or cause to be done by virtue of this power of attorney.  This appointment shall be effective until revoked by writing delivered to the General Counsel of Accenture plc.

Signed: /s/ Gilles Pelisson    Date: May 1, 2012

Print Name:  Gilles Pelisson